CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of Contour Medical, Inc. on Form S-1 of our reports dated April 4, 1996, and June 20, 1996 on the financial statements of AmeriDyne Corporation. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Laney, Boteler & Killinger
LANEY, BOTELER & KILLINGER
June 25, 1996